                               FILM ROMAN, INC.

                               RIGHTS AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

Section 1.     Certain Definitions......................................................   1

Section 2.     Appointment of Rights Agent..............................................   7

Section 3.     Issuance of Right Certificates...........................................   7

Section 4.     Form of Right Certificates...............................................   9

Section 5.     Execution, Countersignature and Registration.............................  10

Section 6.     Transfer, Split Up, Combination and Exchange of Right Certificates;
               Mutilated, Destroyed, Lost or Stolen Right Certificates..................  10

Section 7.     Exercise of Rights; Purchase Price; Expiration Date of Rights............  11

Section 8.     Cancellation and Destruction of Right Certificates.......................  13

Section 9.     Reservation and Availability of Shares...................................  14

Section 10.    Record Date..............................................................  15

Section 11.    Adjustments to Purchase Price, Number and
               Kind of Shares or Number of Rights.......................................  16

Section 12.    Certain Adjustments......................................................  21

Section 13.    Certificate of Adjusted Purchase Price or Number of Shares...............  22

Section 14.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power.....  22

Section 15.    Fractional Rights and Fractional Shares..................................  25

Section 16.    Exchange.................................................................  26

Section 17.    Rights of Action.........................................................  27

Section 18.    Agreement of Right Holders...............................................  27

Section 19.    Right Certificate Holder Not Deemed a Stockholder........................  28

Section 20.    Concerning the Rights Agent..............................................  28

Section 21.    Merger or Consolidation or Change of Name of Rights Agent................  29

Section 22.    Duties of Rights Agent...................................................  29

Section 23.    Change of Rights Agent...................................................  32

Section 24.    Issuance of New Right Certificates.......................................  32

Section 25.    Redemption...............................................................  33

Section 26.    Notice of Certain Events.................................................  34

Section 27.    Notices..................................................................  35

Section 28.    Supplements and Amendments...............................................  35

Section 29.    Successors...............................................................  36

Section 30.    Determinations and Actions by the Board of Directors, etc................  36

Section 31.    Benefits of This Rights Agreement........................................  36

Section 32.    Severability.............................................................  36

Section 33.    Governing Law............................................................  37

Section 34.    Counterparts; Effectiveness..............................................  37

Section 35.    Descriptive Headings.....................................................  37

Exhibit A      Certificate of Designation of Rights, Preferences, and Privileges
               of Series A Preferred Stock..............................................  38

Exhibit B      Form of Rights Certificate...............................................  45

Exhibit C      Summary of Rights to Purchase Preferred Stock............................  52

                                RIGHTS AGREEMENT
                                ----------------


     This Rights Agreement, dated as of August 21, 1998 is made by and between Film Roman, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Corporation as Rights Agent (the "Rights Agent"),

                              W I T N E S S E T H
                              -------------------

     WHEREAS, effective August 21, 1998 (the "Declaration Date") the Board of Directors of the Company authorized and declared a dividend distribution of one right (a "Right") for each share of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") outstanding at the close of business on September 1, 1998 (the "Record Date") and has further authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of this Rights Agreement) with respect to each share of Common Stock issued between the Record Date and the earliest of the Distribution Date and the Expiration Date (as such terms are hereinafter defined). Each Right shall represent the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one one-hundredth (1/100th) of a share (subject to adjustment) of the Series A Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company having the rights and preferences set forth in the form of Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock attached hereto as Exhibit A;
                                               ---------

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

      SECTION 1.    CERTAIN DEFINITIONS.  For purposes of this Agreement, the
      ----------    -------------------
following terms have the meanings indicated;

          (a) "Acquiring Person" shall mean (i) any Person (as hereinafter defined) who is an Adverse Person (as hereinafter defined), or (ii) any Person who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, shall, subsequent to the Declaration Date, become the Beneficial Owner (as hereinafter defined) of 15% or more of the shares of Common Stock then outstanding, but shall not include (x) any Exempt Person (as hereinafter defined), (y) any Permitted Holder, or (z) any Person who becomes a Beneficial Owner of 15% or more of the shares of Common Stock then outstanding solely because (1) of a change in the aggregate number of shares of Common Stock outstanding since the last date on which such Person acquired Beneficial Ownership of any shares of Common Stock, or (2) it acquired such Beneficial Ownership in the good faith belief that such acquisition would not (A) cause such Beneficial Ownership to equal or exceed 15% of the shares of Common Stock then outstanding (or in the case of a Permitted Holder, the percentage the Permitted Holder may hold without ceasing to be a Permitted Holder) and such Person relied in good faith in computing the percentage of its Beneficial Ownership on publicly filed reports or documents of the Company which are inaccurate or out-of-date, or (B) otherwise cause a Distribution Date or the
adjustment provided for in Section 14 to occur.   Notwithstanding clause (z) of
the prior sentence,
if any Person that is not an Acquiring Person because of the operation of such clause (z) does not reduce its Beneficial Ownership of shares of Common Stock to less than 15% (or in the case of a Permitted Holder, the percentage the Permitted Holder may hold without ceasing to be a Permitted Holder) by the close of business on the fifth Business Day after notice from the Company (the date of notice being the first day) that such Person's Beneficial Ownership of Common Stock equals or exceeds 15% (or in the case of a Permitted Holder, the percentage the Permitted Holder may hold without ceasing to be a Permitted Holder), such Person shall, at the end of such five Business Day period, become an Acquiring Person (and clause (z) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in "good faith" shall be conclusively determined by the Board of Directors, acting by a vote of those directors of the Company whose approval would be required to redeem the Rights under Section 25.

          (b) "Adverse Person" shall mean any Person other than an Exempt Person who is declared to be an Adverse Person by the Board of Directors of the Company upon a determination that such Person, alone or together with its Affiliates and Associates, has, at any time after the Declaration Date, become the Beneficial Owner of a number of shares of Common Stock that the Board of Directors determines to be substantial (which amount shall in no event be less than 10% of the shares of Common Stock then outstanding) and a determination by a majority of the Board of Directors after reasonable inquiry and investigation, including consultation with such Persons as the Board of Directors shall deem appropriate, that (i) such Beneficial Ownership by such Person is intended to cause the Company to repurchase the shares of Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interest of the Company and its stockholders would not be served by taking such action or entering into such transaction or series of transactions at that time, or (ii) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact on the business or prospects of the Company.

          (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

          (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," and shall be deemed to have "Beneficial Ownership" of, any securities:

              (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, is deemed to beneficially own (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement) or has the right to dispose of;

              (ii) which such Person or any of such Person's Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however,
                                                            --------  -------
that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own," or to have the "Beneficial Ownership" of, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment or exchange; or (2) securities issuable upon exercise of Rights at any time prior to the occurrence of the Distribution Date, (B) the right to vote, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the
                    --------  -------
"Beneficial Owner" of or to "beneficially own," or to have the "Beneficial Ownership" of, any security under this clause (ii)(B) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

              (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this definition) or disposing of any voting securities of the Company.

          (e) "Board of Directors" shall mean the Board of Directors of the Company or any duly authorized committee thereof.

          (f) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (g) "Certificate of Designation" shall mean the Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock, a copy of which is attached hereto as Exhibit "A."
                                    ----------

          (h) "Close of business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business
                         --------  -------
Day, "Close of business" shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

          (i) "Common Stock" when used with reference to the Company shall mean the shares of Common Stock, presently par value $0.01 per share, of the Company, or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed. "Common Stock" when used with reference to any Person other than the Company shall mean the Common Stock (or, in the case of a trust, partnership or other unincorporated entity, the equivalent equity interest) with the greatest voting power of such Person (or, (i) if such

Person is a Subsidiary of another Person, the Person which ultimately controls such first-mentioned Person, or (ii) if such Person is ultimately controlled by two or more Persons, the controlling Person having Common Stock or equivalent equity interests with the greatest aggregate current market value (determined by reference to the Current Market Price of such Common Stock or equivalent equity interests), together with all rights and benefits (however denominated or constituted) relating to such Common Stock (including, without limitation, any rights or warrants to acquire additional shares of such Common Stock or other securities or assets, or to participate in any trust for the benefit of holders of such shares, or to share in the benefits of any agreements or other arrangements for the benefit of such holders), whether or not such rights are yet exercisable, and together with any other securities which are represented by the certificates for such shares or are transferred in connection with transfers of such shares.

          (j) "Continuing Director" shall mean any member of the Board of Directors of the Company (while such Person is a member of such Board of Directors) who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and who either (i) was a member of such Board of Directors prior to the Stock Acquisition Date or (ii) subsequently became a member of such Board of Directors, and whose nomination for election or reelection thereto was recommended or approved by a majority of the Continuing Directors then on such Board of Directors.

          (k) "Current Market Price" per share of Common Stock or Preferred Stock ("Stock") on any date shall be deemed to be the average of the daily closing price per share of Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however,
                                                             --------  -------
that in the event that the Current Market Price per share of Stock is determined during a period following the announcement by the issuer of such Stock of (A) a dividend or distribution on such Stock, or (B) any subdivision, combination or reclassification of such Stock, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification of such Stock, then, and in such case, the "Current Market Price" shall be proportionately adjusted to take into account ex-dividend or ex-distribution trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or the principal national securities exchange on which the Stock is listed or admitted to trading or, if the Stock is not listed or admitted to trading on any national securities exchange, the last price or, if not so quoted, the average of the closing bid and asked prices per share for the securities in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the security is not quoted by such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Stock selected by the Board of Directors.
If on any such date no market maker is making a market in the Stock the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of the Stock are listed or admitted to trading or traded is open for the transaction of business or, if the Stock is not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair value per share of Common Stock as determined in good faith by the Board of Directors.

          If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly traded, the "Current Market Price" per share of the Preferred Stock shall be conclusively deemed to be an amount equal to the Current Market Price per share of the Common Stock as determined pursuant to the immediately preceding paragraph, multiplied by the Formula Number. If neither the Common Stock nor the Preferred Stock are publicly held or so listed or traded, the "Current Market Price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding for all purposes. For all purposes of this Rights Agreement, the Current Market Price of one one-hundredth of a share of Preferred Stock shall be equal to the Current Market Price of one share of Preferred Stock divided by 100.

          (l) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

          (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as in effect on the date in question, unless otherwise specifically provided.

          (n) "Exempt Person" shall include (i) the Company, (ii) any Subsidiary (as hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or any of its Subsidiaries, or any entity holding shares of Common Stock which was organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan; (iv) Pecks Management Partners; and (v) Phil Roman (Phil Roman together with Pecks Management Partners, the "Significant Stockholders"); provided, that if after the date hereof the aggregate individual Beneficial Ownership of Common Stock of a Significant Stockholder increases, then the Significant Stockholder shall no longer be deemed to be an Exempt Person. Notwithstanding any other provisions hereof, none of the following events shall be deemed to cause an increase in the Beneficial Ownership of Common Stock of a Significant Stockholder or to cause a Significant Stockholder to cease to be an Exempt Person or to become an Acquiring Person: (y) the acquisition of additional Shares of Common Stock by Mr. Roman as a result of or pursuant to the exercise of options to purchase Common Stock granted to Mr. Roman by the Company pursuant to the Company's existing stock option plan or a stock option plan hereafter adopted by the Board of Directors; or (z) a reduction in the aggregate number of shares of Common Stock outstanding subsequent to the later of the Record Date and the last date on which the Significant Stockholder acquired Beneficial Ownership of any shares of Common Stock.

          (o) "Permitted Acquisition" shall mean an acquisition of shares of Common Stock by a Person in a transaction or series of transactions which has been previously approved by a majority of the Board of Directors with the concurrence of a majority of the Continuing Directors.

          (p) "Permitted Holder" shall mean a Person who acquires Beneficial Ownership of the Common Stock of the Company pursuant to a Permitted Acquisition; provided, however, a Permitted Holder shall remain a Permitted
             --------  -------
Holder so long as the aggregate Beneficial Ownership of Common Stock held by such Person does not exceed that number of shares of Common Stock held by such Person immediately following the Permitted Acquisition pursuant to which such Person became a Permitted Holder (reduced by the number of shares of Common Stock from time to time disposed of by such Person) plus a number of additional shares of Common Stock equal to 1% of the then outstanding shares of Common Stock of the Company; provided, however, any shares of Common Stock issued or
                      -----------------
issuable to a Permitted Holder pursuant to employee benefit plans maintained by the Company for the benefit of its employees, directors and consultants shall be disregarded and not counted for purposes of calculating the limitations imposed by the immediately preceding sentence.

          (q) "Person" shall mean any individual, firm, corporation, limited liability company, trust, partnership or other entity, whether similar or dissimilar to the foregoing.

          (r) "Preferred Stock" shall mean the Series A Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the form of Certificate of Designation.

          (s) "Purchase Price" with respect to each Right shall mean $12.00 as such amount may from time to time be adjusted as provided herein, and shall be payable in lawful money of the United States of America. All references herein to the Purchase Price shall mean the Purchase Price as in effect at the time in question.

          (t) "Record Date" shall mean September 1, 1998.

          (u) "Redemption Date" shall have the meaning set forth in Section 25.

          (v) "Redemption Price" with respect to each Right shall mean $0.001, as such amount may from time to time be adjusted in accordance with Section 25. All references herein to the Redemption Price shall mean the Redemption Price in effect at the time in question.

          (w) "Right Certificate" shall mean a certificate representing a Right in substantially the form attached hereto as Exhibit "B."
                                             ------------

          (x) "Rights" shall mean the rights to purchase shares of Preferred Stock, Common Stock and/or other securities, as the case may be, as provided in this Rights Agreement.

          (y) "Securities Act" shall mean the Securities Act of 1933, as amended, as in effect on the date in question, unless otherwise specifically provided.

          (z) "Stock Acquisition Date" shall mean 5:00 P.M., New York time, on the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

          (aa) "Subsidiary" shall mean, with respect to any Person, any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation), are at the time directly or indirectly owned by such first Person.

          The terms set forth below are defined in the Sections indicated below:

          Term                                Section
          ----                                -------

     Declaration Date                       RECITAL
     Distribution Date                      3(a)
     Exchange Consideration                 16
     Expiration Date                        7(a)
     Final Expiration Date                  7(a)
     Formula Number                         Exhibit A
     Principal Party                        14(b)
     Summary of Rights                      3(b)

       SECTION 2.   APPOINTMENT OF RIGHTS AGENT.  The Company hereby appoints
      -----------   ---------------------------
the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.
The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

       SECTION 3.   ISSUANCE OF RIGHT CERTIFICATES.
      -----------   ------------------------------

          (a) Until the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date (including any such date which is after the Declaration Date and prior to the issuance of the Rights), (ii) the close of business on the tenth day (or such later day as may be determined by action of the Board of Directors) after the date of the commencement of a tender or exchange offer by any Person (other than an Exempt Person) to acquire (when added to any equity securities as to which such Person is the Beneficial Owner immediately prior to such commencement) Beneficial Ownership of that number of shares of the issued and outstanding Common Stock which would cause such Person to become an Acquiring Person pursuant to the terms of this Agreement (including any such date which is after the Declaration Date and prior to the issuance of the Rights), and (iii) the close of business on the tenth day (or such later day as may be determined by action of the Board of Directors) after the filing by any Person (other than an Exempt Person) of a registration statement under the Securities Act, with respect to a contemplated exchange offer to acquire (when added to any equity securities as to which such Person is the Beneficial Owner immediately prior to such filing) Beneficial Ownership of that number of shares of the issued and outstanding Common Stock which would cause such Person to become an Acquiring Person pursuant to the terms of this Agreement (including any such date which is after the Declaration Date and prior to the issuance of the Rights) (the earliest of such dates referred to in clauses (i), (ii) and (iii) of this Section 3(a) being herein referred to as the "Distribution Date"), (A) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for shares of Common Stock shall also be deemed to be Right Certificates (as such term is hereinafter defined)) and not by separate Right Certificates, and
(B) the Rights (and the right to receive Right Certificates) will be transferable only in connection with the transfer of the underlying Common Stock; provided, that if the Distribution Date would be prior to the Record
       --------
Date, the Record Date shall be the Distribution Date, and provided, further,
                                                          --------  -------
that (x) if, following the occurrence of the Stock Acquisition Date and prior to the Distribution Date, (1) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock of the Company in one transaction or a series of transactions (not directly or indirectly involving the Company or any of its Subsidiaries) such that such Person is thereafter the Beneficial Owner of less than 15% (or (a) in the case of a Permitted Holder, the percentage the Permitted Holder may hold without ceasing to be a Permitted Holder, and (b) in the case of an Adverse Person, the percentage such Person may hold as determined by the Board of Directors, which in no event may the Board of Directors require to be less than 10% of the shares of Common Stock then outstanding, so that the Board of Directors no longer declares such Person to be an Adverse Person) of the outstanding Common Stock of the Company, (2) there are no other Persons, immediately following the occurrence of the event described in clause (1), who are Acquiring Persons, and
(3) the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors) shall so approve, then, for purposes of this Agreement, the Stock Acquisition Date shall be deemed never to have occurred, and (y) if a tender or exchange offer referred to in clauses (ii) or (iii) above is canceled or withdrawn prior to the Distribution Date, such offer shall be deemed, for purposes of this Agreement, never to have been made. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Right Certificates, evidencing one Right for each share of Common Stock so held, subject to adjustment as herein provided. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) On the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit "C" hereto (the "Summary of Rights"), by
                          ----------
first-class, postage prepaid mail, to each record holder of the Common Stock on the Record Date, as shown by the records of the Company, at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date (or the earlier redemption, exchange, expiration or termination of the Rights), the Rights will be evidenced solely by such certificates for Common Stock registered in the names of the holders of the Common Stock and the registered holders of the Common Stock shall also be registered holders of the associated Rights. Until the Distribution Date (or the earlier redemption, exchange, expiration or termination of the Rights), the surrender for transfer of any certificate for Common

Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

          (c) The Company will mail to any record holder of a Right (including, prior to the Distribution Date, a record holder of Common Stock) a copy of this Rights Agreement, without charge, within ten Business Days of receipt of a written request therefor.

          (d) Rights shall be issued in respect of all shares of Common Stock which are issued or sold out of treasury after the Record Date but prior to the Distribution Date (or the earlier redemption, exchange, expiration or termination of the Rights). All certificates for Common Stock issued or sold after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall be deemed also to be certificates for Rights and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Film Roman, Inc. (the "Company") and American Stock Transfer & Trust Corporation, as Rights Agent, dated as of August 21, 1998, as it may from time to time be supplemented or amended pursuant to its terms (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and no longer be evidenced by this certificate. The Company will mail to the holder of record of this certificate a copy of the Rights Agreement without charge within ten business days after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to certificates containing the foregoing legend, until the Distribution Date (or the earlier redemption, exchange, expiration or termination of the Rights) the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. Notwithstanding this clause (d), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of Rights.

       SECTION 4.   FORM OF RIGHT CERTIFICATES.  The Right Certificates (and the
      -----------   --------------------------
forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit "B" hereto and may have
                                               ----------
such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 7, Section 11 and Section 24 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of one one-hundredths (1/100th) of one share of Preferred Stock as shall be set forth therein at the Purchase Price set forth therein, but the number and type of shares of Preferred Stock, Common Stock and other securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein. To the extent provided in Section 7(f) hereof, certain Rights Certificates shall contain the legend provided for therein.

       SECTION 5.   EXECUTION, COUNTERSIGNATURE AND REGISTRATION.
      -----------   --------------------------------------------

          (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or any Vice President, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

       SECTION 6.   TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT
      -----------   -----------------------------------------------------
CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.
---------------------------------------------------------------------

          (a) Subject to the provisions of Section 7(f) and Section 15 hereof, at any time after the close of business on the Distribution Date and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, representing, in the aggregate, the same number of Rights as the Right Certificate or Right Certificates surrendered then represented. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right

Certificates until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner, former Beneficial Owner and transferee Beneficial Owner (and Associates and Affiliates of the foregoing) as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 7(f) and Section 15 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment by such holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          (c) Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

       SECTION 7.   EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
      -----------   ------------------------------------------------------
RIGHTS.
------

          (a) Subject to Section 7(f), each Right shall entitle the registered holder thereof, upon exercise thereof as provided herein, to purchase for the Purchase Price at any time after the Distribution Date and prior to the earlier of (i) the close of business on August 31, 2008 (the "Final Expiration Date"),
(ii) the Redemption Date and (iii) the time at which all exercisable Rights are exchanged pursuant to Section 16 hereof (the earlier of (i), (ii) and (iii) being herein referred to as the "Expiration Date"), one one-hundredth (1/100th) of a share of Preferred Stock, subject to adjustment from time to time as provided in Sections 11, 12 and 14 hereof.

          (b) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth (1/100th) of a share of Preferred Stock as to which the Rights are exercised, at or prior to the Expiration Date.

          (c) The Purchase Price for each one one-hundredth (1/100th) of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $12.00, shall be subject to adjustment from time to time as provided in Sections 11, 12 and 14 hereof and shall, except as otherwise provided in this Section 7(c), be payable in lawful money of the United States of America in accordance with Section 7(d) below. In lieu of the cash payment referred to in the immediately preceding sentence, following the occurrence of a Distribution Date, the registered holder of a Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part upon surrender of the Right Certificate together with an election to exercise such Rights without payment of cash on the reverse side thereof duly completed. With respect to any such Rights as to which such an election is made, the holder shall receive a number of one one-hundredths (1/100ths) of a share of Preferred Stock, Common Stock and/or other securities, as the case may be, having a value equal to the difference between (i) the value of the Preferred Stock, Common Stock and/or other securities, as the case may be, that would have been issuable upon payment of the Purchase Price and (ii) the Purchase Price. For purposes of this Section 7(c), the value of any securities shall be the Current Market Price thereof (or of the security to which such security is deemed for purposes of this Agreement to be an equivalent) on the Trading Day immediately preceding the Distribution Date.

          (d) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth (1/100th) of a share of Preferred Stock, Common Stock and/or other securities, as the case may be, to be purchased, and an amount equal to any applicable transfer tax, in cash or by certified check or bank draft payable to the order of the Company, or a duly completed election to exercise without payment of cash, the Rights Agent shall, subject to Section 22(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock, Common Stock and/or other securities, as the case may be, (or make available, if the Rights Agent is the transfer agent) certificates for the total number of shares of Preferred Stock, Common Stock and/or other securities, as the case may be, to be purchased or acquired and/or (B) requisition from the depositary agent depositary receipts representing such number of fractional shares of Preferred Stock, Common Stock and/or other securities, as the case may be, as are to be purchased, in which case certificates for the fractional shares of Preferred Stock, Common Stock and/or other securities, as the case may be, so represented shall be deposited with the depositary agent (and the Company hereby irrevocably authorizes and directs its transfer agent and any such depositary agent to comply with all such requests),
(ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, promptly deliver any such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Stock of the Company) and/or distribute cash or other property pursuant to Sections 9, 11, 12 or 14 hereof, the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent, if and when appropriate.

          (e) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 15 hereof.

          (f) Notwithstanding anything in this Rights Agreement to the contrary, from and after the Stock Acquisition Date, any Rights beneficially owned by (i) an Acquiring Person or any Affiliate or Associate thereof, (ii) a transferee of an Acquiring Person or any Affiliate or Associate thereof, (iii) a transferee of an Acquiring Person (or Associate or Affiliate thereof) who becomes the transferee of such Rights concurrently with such Acquiring Person becoming such or at any time thereafter, or (iv) a transferee of an Acquiring Person (or Associate of Affiliate thereof) who becomes a transferee prior to the Acquiring Person becoming such and receives the Rights pursuant to either (A) a transfer (whether or not for consideration) by the Acquiring Person to holders of its stock or other equity securities or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(f), shall be null and void, and any existing or subsequent holder of any such Right shall not have any right to exercise or transfer any such Right. Any Right Certificate issued pursuant to this Rights Agreement that represents Rights beneficially owned by any Person referred to in clause (A) or (B) above, and any Right Certificate issued upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

     The Rights represented by this Right Certificate are or were beneficially owned by a Person who is, was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as those terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in the Rights Agreement.

          The Company shall use all reasonable efforts to comply with this
Section 7(f), but neither it nor the Rights Agent shall have any liability to any Person as a result of the failure to make any determination with respect to an Acquiring Person, or its Associates, Affiliates or any transferees of the foregoing.

          (g) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action whatsoever with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

       SECTION 8.   CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.  All
      -----------   --------------------------------------------------
Right Certificates surrendered or presented for the purpose of exercise, transfer, split-up, combination or exchange shall, and any Right Certificate representing Rights that have become null and void and non-transferable pursuant to Section 7(f) surrendered or presented for any purpose shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

       SECTION 9.   RESERVATION AND AVAILABILITY OF SHARES.
      -----------   --------------------------------------

          (a) The Company covenants and agrees that it shall use its best efforts to at all times cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock, Common Stock and/or other securities, as the case may be, the number of shares of Preferred Stock, Common Stock and/or other securities, as the case may be, that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights.

          (b) In the event that there shall not be sufficient shares of Preferred Stock, Common Stock and/or other securities, as the case may be, issued but not outstanding or authorized but unissued to permit the exercise or exchange of Rights in accordance with Section 7 and Section 16, the Company covenants and agrees that it will take all such action as may be necessary to authorize additional Preferred Stock, Common Stock and/or other securities, as the case may be, for issuance upon the exercise or exchange of Rights pursuant to Section 7 and Section 16; provided, however, that if the Company is unable to cause the authorization of additional shares of Preferred Stock, Common Stock and/or other securities, as the case may be, then the Company shall, or in lieu of seeking any such authorization, the Company may, to the extent necessary and permitted by applicable law and any agreements or instruments in effect prior to the Distribution Date to which it is a party, (A) upon surrender of a Right, pay cash equal to the Purchase Price in lieu of issuing Preferred Stock, Common Stock and/or other securities, as the case may be, and requiring payment therefor, (B) upon due exercise of a Right and payment of the Purchase Price due and payable with respect to each Right which is exercised, distribute a combination of Preferred Stock, Common Stock, cash and/or other equity securities and/or debt securities having an aggregate value equal to the value of the Preferred Stock, Common Stock and/or other securities, as the case may be, which otherwise would have been issuable pursuant to Section 7 or Section
16. To the extent that any legal or contractual restrictions (pursuant to agreements or instruments in effect prior to the Distribution Date to which it is party) prevent the Company from paying the full amount payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis as such payments become permissible under such legal or contractual restrictions until such payments have been paid in full.

          (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock and/or Common Stock or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares of Preferred Stock or Common Stock or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

          (d) The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock and/or Common Stock or other securities, as the case may be, upon exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates or depository receipts for shares of Preferred Stock and/or Common Stock or other securities, as the case may be, in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depository receipts for shares of Preferred Stock and/or Common Stock or other securities, as the case may be, upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          (e) So long as the shares of Preferred Stock, Common Stock and/or other securities, as the case may be, issuable upon the exercise of the Rights may be listed on any national securities exchange or quoted on NASDAQ, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or quoted on NASDAQ upon official notice of issuance of such exercise.

          (f) The Company shall, unless an appropriate exemption from the provisions of the Act is available, use its best efforts (i) to file, as soon as practicable following the Stock Acquisition Date or at such earlier date as may be required by law, as the case may be, a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations promulgated by the Securities and Exchange Commission thereunder) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the expiration of the Rights. The Company will also take such action as may be appropriate to ensure compliance with the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(f), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective; provided, however, that no such suspension shall remain effective after, and the Rights without any further action by the Company or any other Person become exercisable immediately upon, the effectiveness of such Registration Statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable (x) unless and until the registration statement under the Act referred to above shall have been declared effective by the Securities and Exchange Commission, (y) in any jurisdiction, unless and until any requisite state securities or "blue sky" qualification in such jurisdiction shall have been obtained, and (z) in a jurisdiction in which the exercise of such Right shall not then be permitted under applicable law.

       SECTION 10.  RECORD DATE.  Each Person (other than the Company) in whose
      ------------  -----------
name any certificate or depository receipt for Preferred Stock, Common Stock and/or other securities, as the case may be, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Stock, Common Stock and/or other securities, as the case may be, represented thereby on, and such certificate or depository receipt shall be dated the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and
                 --------  -------
payment is a date upon which the transfer books of the Company for the Preferred Stock, Common Stock and/or other securities are closed, such Person shall be deemed to have become the record holder of such shares of Preferred Stock, Common Stock and/or other securities on, and such certificate or depository receipt shall be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Stock, Common Stock and/or other securities are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of shares of Preferred Stock, Common Stock and/or other securities of the Company with respect to which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

       SECTION 11.  ADJUSTMENTS TO PURCHASE PRICE, NUMBER AND KIND OF SHARES OR
      ------------  -----------------------------------------------------------
NUMBER OF RIGHTS.  The Purchase Price, the number and kind of shares subject to
----------------
purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event that the Company shall at any time after the date of this Rights Agreement (A) declare or pay a dividend on the Preferred Stock which is payable in shares of Preferred Stock or other securities of the Company, (B) subdivide or split the outstanding shares of Preferred Stock into a greater number of shares, (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or effect a reverse split of the outstanding shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), except as otherwise provided in this Section 7(f) or 11, the Purchase Price in effect at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock or interests therein issuable upon exercise of a Right on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of an amount equal to (x) the Purchase Price in effect immediately prior to the record date or effective date of such dividend, subdivision, combination or reclassification multiplied by (y) the number of one one-hundredths (1/100th) of a share of Preferred Stock, or the number of shares of capital stock, as the case may be, as to which a Right was exercisable immediately prior to such date, the aggregate number and kind of shares of Preferred Stock or of capital stock or interests therein which, if such Right had been exercised immediately prior to such date he would have owned upon such exercise and been entitled to receive, or would be deemed to have owned, by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

              (ii) Subject to the second proviso of the first sentence of
Section 3(a), and Sections 14(a) and 16 of this Agreement, in the event that the Stock Acquisition Date occurs, then, subject to the last sentence of Section 25(b) hereof, and in each such case, proper provision shall be made so that each holder of a Right (except as otherwise provided in Section 7(f) hereof) thereafter (or if the Distribution Date has not occurred, upon the Distribution
Date) shall have the right to receive, upon exercise thereof at a price equal to the current Purchase Price in accordance with this Rights Agreement, such number of one one-hundredths (1/100th) of a share of Preferred Stock as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of one one-hundredths (1/100th) of a share of Preferred Stock for which a Right is then exercisable, and the denominator of which is 50% of the then Current Market Price of the Common Stock on the Stock Acquisition Date.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or securities having the same rights, privileges and preferences as the Preferred Stock ("Equivalent Shares")) or securities convertible into Preferred Stock or Equivalent Shares at a price per share of Preferred Stock or per Equivalent Share (or having a conversion or exercise price per share of Preferred Stock, if a security convertible into or exercisable for Preferred Shares or Equivalent Shares) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the sum of (i) the number of shares of Preferred Stock and Equivalent Shares outstanding on such record date, plus (ii) the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Shares to be so offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the sum of (A) the number of shares of Preferred Stock and Equivalent Shares outstanding on such record date plus (B) the number of additional shares of Preferred Stock and/or Equivalent Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agents and shall be conclusive and binding on the Rights Agent and the holders of Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving entity) of evidences of indebtedness or assets (other than a regular periodic cash dividend or a dividend payable in shares of Preferred Stock), or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the difference between (i) the Current Market Price per share of Preferred Stock on such record date, minus (ii) the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent and the holder of Rights) of the portion of the assets or evidences of indebtedness to be so distributed or of such convertible securities, subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) Anything herein to the contrary notwithstanding, no adjustment to the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% to the Purchase Price; provided, however,
                                                           --------  -------
that any adjustments which by reason of this Section 11(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Preferred Stock, or one one-thousandth interest in any other share or security, as the case may be, whichever is of lesser value. Notwithstanding the first sentence of this Section 11(d), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

          (e) In the event that at any time, as a result of an adjustment made pursuant to Sections 11, 12 or 14 hereof, the holder of any Right thereafter exercised shall be entitled to receive upon exercise of such Right any securities other than shares of Preferred Stock or interests therein, thereafter the number or amount of such other securities so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a), (b),
(c), (d), (f), (g), (h), (i), (j) and (l), and the provisions of Sections 7, 9, 10, 12, 14 and 15 hereof with respect to the Preferred Stock shall apply on like terms to any such other securities.

          (f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths (1/100th) of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustments as provided herein.

          (g) Unless the Company shall have exercised its election as provided in Section 11(h) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in

Section 11(a), (b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths (1/100th) of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by (i) multiplying (A) the number of one one-hundredths (1/100th) of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (h) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths (1/100th) of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths (1/100th) of a share of Preferred Stock for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holder shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (i) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths (1/100th) of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths (1/100th) of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

          (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par or stated value, if any, of the Preferred Stock issuable upon exercise of the Rights, the Company shall take any action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue, as fully paid and nonassessable, such number of shares of Preferred Stock at such adjusted Purchase Price.

          (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of shares of Preferred Stock and other securities of the Company, if any, issuable upon such exercise on the basis of such adjustment, provided,
                                                                  --------
however, that the Company shall deliver to such holder a due bill or other
-------
appropriate instrument evidencing such holder's right to receive such additional shares of Preferred Stock upon the occurrence of the event requiring such adjustment.

          (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) dividends on the Preferred Stock payable solely in Preferred Stock or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to the holders of its Preferred Stock, shall not be taxable to such stockholders.

          (m) The Company covenants and agrees that it shall not at any time after the Distribution Date (i) consolidate with, (ii) merge with or into, or
(iii) sell or transfer, in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries taken as a whole, to any other Person or Persons (other than any of its subsidiaries in one or more transactions each of which complies with Section 11(o) hereof) if (A) at the time or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments outstanding or agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (B) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of a Person who constitutes, or would constitute, the "Principal Party" for the purposes of
Section 14(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

          (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise then by payment of dividends in Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (i) the number of one one-hundredths (1/100th) of shares of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths (1/100th) of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (ii) each share of Common Stock outstanding immediately after such event shall be issued with respect to it that number of rights which each share of Common Stock outstanding immediately prior to such event has issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

          (o) The Company covenants and agrees that after the Distribution Date it will not, except as permitted by Section 25 or Section 28 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

       SECTION 12.  CERTAIN ADJUSTMENTS.
      ------------  -------------------

          (a) To preserve the actual or potential economic value of the Rights, if at any time after the date of this Rights Agreement there shall be any change in the Common Stock or the Preferred Stock, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or stock subscription rights, options or warrants to holders of the Common Stock or Preferred Stock, as the case may be or otherwise (other than a distribution of the Rights or regular quarterly cash dividends or event described in Section 11 or 14), then in such event the Board of Directors of the Company shall make such appropriate adjustments in the number of shares of Preferred Stock, Common Stock or other securities, as applicable issuable upon exercise of each Right, the Purchase Price and Redemption Price in effect at such time and the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each share of Common Stock) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event.

          (b) All Rights originally issued by the Company subsequent to any adjustment made to the amount of Preferred Stock or other securities relating to a right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (c) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock or number or kind of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms which were expressed in the initial Right Certificates issued hereunder.

          (d) In any case in which action taken pursuant to Section 12(a) requires that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Stock and/or other securities, if any, issuable upon such exercise over and above the Preferred Stock and/or other securities, if any, issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

      SECTION 13.   CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES.
      -----------   ----------------------------------------------------------

     Whenever an adjustment is made as provided in Section 11, 12 or 14 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and Common Stock a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

       SECTION 14.  CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR
      ------------  ------------------------------------------------------
EARNING POWER.
-------------

          (a) In the event that, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than the Company or a Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving entity of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof) shall consolidate with, or merge with and into the Company, and the Company shall be the continuing or surviving entity of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company's most recent regularly prepared financial statements) to any other Person or Persons (other than a Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, appropriate provision shall be made so that (i) each holder of a Right, except as provided in Section 7(f) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid and nonassessable shares of freely tradeable Common Stock of the Principal Party (as hereinafter defined, including the Company as successor thereto or as the surviving entity), not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall be equal to the result obtained by
(A) multiplying the then current Purchase Price by the number of one one-hundredths (1/100th) of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of any event described in
Section 14(a)(x), (y) or (z) hereof, and (B) dividing that product (which, following the first occurrence of any event referred to in Section 14(a)(x), (y) or (z), shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of Common Stock of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party and (iv) such Principal Party shall take such steps (including, but not limited to, the authorization and reservation of a sufficient number of shares of its Common Stock to permit exercise of all outstanding Rights in accordance with this Section 14(a)) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights, provided, that upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of the Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which holder would have been entitled to receive had he, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any event described in Section 14(a)(x), (y) or (z).

          (b)  "Principal Party" shall mean

              (i) in the case of any transaction described in clause (x) or (y) of Section 14(a) hereof: (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company is converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest aggregate market value of shares outstanding or
(B) if no securities are so issued, (x) the Person that is the other party to the merger, or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value of shares outstanding or
(y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the corporation if it survives) or (z) the Person resulting from the consolidation; and

              (ii) in the case of any transaction described in clause (z) of
Section 14(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions or, if each person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest aggregate market value of shares outstanding; provided, however, that in any such case described in the foregoing
             --------  -------
clause (b)(i) or (ii), (A) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (B) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value of shares outstanding, or (C) if such Person is owned, directly or indirectly, by a joint venture formed by two or more persons that are not owned, directly or indirectly, by the same person, the rules set forth in (A) and (B) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 14 in the same ratio as its interest in such Person bears to the total of such interests.

          (c) The Company shall not enter into any transaction of the kind referred to in this Section 14 if at the time of such transaction there are rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The Company shall not agree to consummate or consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 14 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement so providing, confirming that the requirements of Sections 14(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 14(a) and (b) hereof and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in Section 14(a), the Principal Party will

              (i) prepare and file a registration statement under the Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws; and

              (ii) use its best efforts, if the Common Stock of the Principal Party shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by NASDAQ or such other system then in use; and

              (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

              (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the shares of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

     The provisions of this Section 14 shall similarly apply to successive mergers or consolidations or sales or other transfers. If any event described in this Section 14 shall occur at any time after the occurrence of a Stock Acquisition Date, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 14(a) hereof.

          (d) If the Principal Party which is to be a party to a transaction referred to in this Section 14 has a provision in any of its authorized securities or in its Certificate of Incorporation or Bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with or as a consequence of, the consummation of the transaction referred to in this Section 14, shares of Common Stock of such Principal Party at less than the Current Market Price per share or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 14) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 14, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with or as a consequence of, the consummation of the proposed transaction.

       SECTION 15.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.
      ------------  ---------------------------------------

          (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights existing or arising subsequent to the Distribution Date, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Value of a whole Right. For the purposes of this Section 15(a), the Current Market Value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the bid and asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date Rights are not quoted by any such organization and no professional market maker is making such a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

          (b) The Company shall not be required to issue fractional interests in the shares of Preferred Stock (other than fractional interests which are integral multiples of one one-hundredth (1/100th) of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional interests in shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth (1/100th) of a share of Preferred Stock). Fractional interests in shares of Preferred Stock in integral multiples of one one-hundredth (1/100th) of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary
--------
receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional interests in shares of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value of one share of Preferred Stock or other securities of the Company on the date of exercise.

          (c) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value of one share of Common Stock on the date of exercise.

          (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights subsequent to the Distribution Date, or any fractional share of Preferred Stock upon exercise of Rights (except as provided above).

       SECTION 16.  EXCHANGE.
      ------------  --------

          (a) The Board of Directors of the Company may, at its option, at any time after a Stock Acquisition Date (and, if the Distribution Date has not then occurred, after the Distribution Date), mandatorily exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall have become null and void and nontransferable pursuant to the provisions of Section 7(f) hereof) for consideration per Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one Right in accordance with Section 11(a) (the consideration issuable per Right pursuant to this Section 16 being the "Exchange Consideration"). The Board of Directors of the Company may, at its option, issue, in substitution for Preferred Stock, shares of Common Stock in an amount per whole share of Preferred Stock equal to the Formula Number if there are sufficient shares of Common Stock issued but not outstanding or authorized but unissued. If the Board of Directors elects to exchange all the Rights for Exchange Consideration pursuant to this Section 16 prior to the physical distribution of the Rights Certificates, the Company may distribute the Exchange Consideration in lieu of distributing Right Certificates, in which case for purposes of this Rights

Agreement holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Rights Certificates on the date of such distribution. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person or a Permitted Holder) which, together with all Affiliates and Associates of such Person, becomes the beneficial owner of 50% or more of the Common Stock outstanding.

          (b) Any action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 16(a) shall be irrevocable and, immediately upon the taking of such action and without any further action and without any notice, the right to exercise any such Right shall terminate and the only right thereafter of a holder of such Right shall be to receive the Exchange Consideration in exchange for each such Right held by such holder. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Rights for the Exchange Consideration will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which shall have become null and void and nontransferable pursuant to the provisions of Section 7(f)) held by each holder of Rights.

       SECTION 17.  RIGHTS OF ACTION.  All rights of action in respect of this
      ------------  ----------------
Rights Agreement, to the extent any such rights exist, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement.

       SECTION 18.  AGREEMENT OF RIGHT HOLDERS.  Every holder of a Right by
      ------------  --------------------------
accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate certificates fully executed;

          (c) subject to Sections 6 and 7(g) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, shall be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best
                                --------  -------
efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

       SECTION 19.  RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.  No
      ------------  -------------------------------------------------
holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Preferred Stock or any interest therein or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of Directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 26 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

       SECTION 20.  CONCERNING THE RIGHTS AGENT.
      ------------  ---------------------------

          (a) In the event that the Rights Agent is not the Company, the Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this

Agreement in its capacity as Rights Agent in reliance upon any Right Certificate or certificate for Common Stock or Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

       SECTION 21.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.
      ------------  ---------------------------------------------------------

          (a) Any trust, corporation or other entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any trust, corporation or other entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party or any trust, corporation or other entity succeeding to the corporate trust business of the Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further action on the part of any of the parties hereto, provided that such trust, corporation or other entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 23 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

       SECTION 22.  DUTIES OF RIGHTS AGENT.  The Rights Agent undertakes the
      ------------  ----------------------
duties and obligations expressly set forth in this Rights Agreement and no implied duties or obligations shall be read into this Rights Agreement against the Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound;

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or any Affiliate or Associate thereof and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, the Chief Operating Officer or any Vice President and by the Chief Financial Officer, Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including certain of the Rights becoming void pursuant to Section 7(f) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 12, 14, 16 or 25 hereof, or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock, Common Stock and/or other securities, as the case may be, to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Preferred Stock, Common Stock and/or other securities, as the case may be, will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President or the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection
                       --------
and continued employment thereof.

          (j) No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

          (l) The Company agrees to indemnify and to hold the Rights Agent harmless against any loss, liability, damage or expense (including reasonable fees and expenses of counsel) which the Rights Agent may incur resulting from its actions as Rights Agent pursuant to this Rights Agreement; provided,
                                                               --------
however, that the Rights Agent shall not be indemnified or held harmless with
-------
respect to any such loss, liability, damage or expense incurred by the Rights Agent as a result of, or arising out of, its own negligence, bad faith or wilful misconduct. In no case shall the Company be liable with respect to any action, proceeding, suit or claim against the Rights Agent unless the Rights Agent shall have notified the Company, by letter or by facsimile confirmed by letter, of the assertion of an action, proceeding, suit or claim against the Rights Agent, promptly after the Rights Agent shall have notice of any such assertion of an action, proceeding, suit or claim or have been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim. The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim, and, if the Company so elects, the Company shall assume the defense of any such action, proceeding, suit or claim. In the event that the Company assumes such defense, the Company shall not thereafter be liable for the fees and expenses of any additional counsel retained by the Rights Agent, so long as the Company shall retain counsel satisfactory to the Rights Agent, in the exercise of its reasonable judgment, to defend such action, proceeding, suit or claim. The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company.

       SECTION 23.  CHANGE OF RIGHTS AGENT.  The Rights Agent or any successor
      ------------  ----------------------
Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the shares of Common Stock and Preferred Stock, if any, by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, if any, by registered or certified mail, and subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state at the United States, in good standing, having a principal office in the United States of America, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock and, subsequent to the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 23, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

       SECTION 24.  ISSUANCE OF NEW RIGHT CERTIFICATES.  Notwithstanding any of
      ------------  ----------------------------------
the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of Preferred Stock, Common Stock and/or other securities, as the case may be, purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement. In addition, if deemed necessary or appropriate by the Board of Directors of the

Company, the Company may issue Right Certificates representing the appropriate number of Rights in connection with the issuance or sale of Common Stock following the Distribution Date but prior to the Expiration Date; provided,
                                                                  --------
however, that (a) no such Right Certificate shall be issued if, and to the
-------
extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Right Certificate would be issued, and (b) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

       SECTION 25.  REDEMPTION.
      ------------  ----------

          (a) The Company may, by resolution of the Board of Directors (which resolution shall, if adopted following the Stock Acquisition Date, be effective only with the concurrence of a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the number of Directors then in office), at its option, at any time prior to the earlier to occur of (i) the close of business on the tenth day following the Stock Acquisition Date, and
(ii) the close of business on the Final Expiration Date, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right (the date of such redemption being the "Redemption Date"), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock or Preferred Stock (based on the Current Market Price of the Common Stock or Preferred Stock, as applicable at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

          (b) If, following the occurrence of a Stock Acquisition Date and prior to the Distribution Date, (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock of the Company in one transaction, or a series of transactions (not directly or indirectly involving the Company or any of its Subsidiaries), which did not result in an event described in Section 14 hereof, such that such Person is thereafter a Beneficial Owner of less than 15% (or (a) in the case of a Permitted Holder, the percentage the Permitted Holder may hold without ceasing to be a Permitted Holder, and (b) in the case of an Adverse Person, the percentage such Person may hold as determined by the Board of Directors, which in no event may the Board of Directors require to be less than 10% of the shares of Common Stock then outstanding, so that the Board of Directors no longer declares such Person to be an Adverse Person) of the outstanding Common Stock of the Company, (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons, and
(iii) the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors) shall so approve, then the Company's right of redemption provided in subparagraph (a) of this Section 25 shall be reinstated and thereafter all outstanding Rights shall again be subject to the provisions of this Section 25. Notwithstanding anything to the contrary contained in this Rights Agreement, the Rights shall not be exercisable after the first occurrence of a Stock Acquisition Date until such time as the Company's right of redemption hereunder has expired.

          (c) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights (or, if such redemption is subject to conditions, immediately upon satisfaction of such conditions), evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly (but, in any event, within ten days) after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than as specifically set forth in this
Section 25, and other than in connection with the purchase, acquisition or redemption of Common Stock prior to the Distribution Date.

       SECTION 26.  NOTICE OF CERTAIN EVENTS.
      ------------  ------------------------

          (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in securities of the Company of any class to the holders of its shares of Preferred Stock or to make any other distribution to the holders of shares of Preferred Stock (other than a regular periodic cash dividend), or (ii) to offer to the holders of its shares of Preferred Stock rights, options or warrants to subscribe for or to purchase any additional shares of Preferred Stock or securities convertible into shares of Preferred Stock, or (iii) to effect any reclassification of its shares of Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, (i) the Company shall give to each holder of a Right, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which notice shall specify the proposed event and the consequences of the event to the holders of Rights under Section 11(a), Section 12 or Section 14 hereof, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights and (ii) all references in the preceding paragraph (a) to Preferred Stock shall be deemed thereafter referred to Common Stock or other securities, as appropriate warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i), (ii) or (v) above at least 20 days prior to the record date for determining holders of Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. The failure to give notice required by this Section

26 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

          (b) Notwithstanding anything in this Rights Agreement to the contrary, prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Rights Agreement and no other notice need be given.

       SECTION 27.  NOTICES.  Notices or demands authorized by this Rights
      ------------  -------
Agreement to be given or made by the Rights Agents or by the holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock) to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address if filed in writing with the Rights Agent) as follows:

               Film Roman, Inc.
               12020 Chandler Boulevard
               North Hollywood, California 91607
               Attention: Chief Executive Officer

Subject to the provisions of Section 23 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               American Stock Transfer & Trust Corporation
               6201 15th Avenue, Third Floor
               Brooklyn, New York 11219
               Attn: Corporate Trust Department

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

       SECTION 28.  SUPPLEMENTS AND AMENDMENTS.  Prior to the Distribution Date,
      ------------  --------------------------
the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Rights Agreement (including, without limitation, the date on which the Distribution Date shall occur, the definition of Acquiring Person or Adverse Person, the time during which the Rights may be redeemed or any provision of the Certificate of Designation) without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 28, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Rights Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder (which shortening or lengthening shall be effective only if there are Continuing Directors then in office and shall require the concurrence of a majority of such Continuing Directors if such supplement or amendment occurs at or after the time a Person becomes an Acquiring Person) or
(d) to change or supplement the provisions hereof in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificate (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that
                                                      --------  -------
this Rights Agreement may not be supplemented or amended to lengthen, pursuant to clause (c) of this sentence, (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (ii) any other time period unless such lengthening is for the purposes of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 28, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

       SECTION 29.  SUCCESSORS.  All the covenants and provisions of this Rights
      ------------  ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

       SECTION 30.  DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC.
      ------------  ----------------------------------------------------------
For all purposes of this Rights Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. Except as explicitly otherwise provided herein, the Board of Directors of the Company shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including without limitation, the right and power to (a) interpret the provisions of this Rights Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or not redeem the Rights or to amend the Rights Agreement and a determination of whether there is an Acquiring Person). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board of Directors to any liability to the holders of the Rights.

       SECTION 31.  BENEFITS OF THIS RIGHTS AGREEMENT.  Nothing in this Rights
      ------------  ---------------------------------
Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

       SECTION 32.  SEVERABILITY.  If any term, provision, covenant or
      ------------  ------------
restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

       SECTION 33.  GOVERNING LAW.  This Rights Agreement, each right and each
      ------------  -------------
right certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

       SECTION 34.  COUNTERPARTS; EFFECTIVENESS.  This Rights Agreement may be
      ------------  ---------------------------
executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Rights Agreement shall be effective as of the close of business on the date hereof.

       SECTION 35.  DESCRIPTIVE HEADINGS.  The captions herein are included for
      ------------  --------------------
convenience of reference only, do not constitute a part of this Rights Agreement and shall be ignored in the construction and interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the date and year first above written.

Attest:                       FILM ROMAN, INC.



By:  _____________________________     By:  ____________________________________
     Name:                                  Name:
     Title:   Secretary                     Title:


Attest:                                American Stock Transfer & Trust
                                       Corporation, as Rights Agent


By:  _____________________________     By:  ____________________________________
                                            Authorized Representative

                                                                       Exhibit A
                                                                       ---------

                         CERTIFICATE OF DESIGNATION OF
                      RIGHTS, PREFERENCES, AND PRIVILEGES
                          OF SERIES A PREFERRED STOCK


     Pursuant to Section 151 of the Delaware General Corporation law

The undersigned hereby certifies that the following resolution has been adopted by the Board of Directors of Film Roman, Inc., a Delaware corporation (the "Corporation") as required by Section 151 of the Delaware General Corporation Law at a meeting duly called and held on August 12, 1998;

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors") in accordance with the provisions of the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors hereby creates a new series of the previously authorized Preferred Stock, par value $0.01 per share (the "Preferred Stock") of the Corporation, and hereby states the designation and number of shares, and fixes the, relative rights, preferences and limitations thereof (in addition to any provision set forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock of all classes and series) as follows:

     Series A Preferred Stock:

     Section 1.     Designation and Amount.  The shares of such series shall be
                    ----------------------
designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 1,000,000 shares of Series A Preferred Stock and shall have a par value of $0.01 per share. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of
                        --------
shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2.     Dividends and Distributions
                    ---------------------------

          (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of

Directors out of funds legally available for the purpose, (i) cash dividends in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as defined below) then in effect times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, and (ii) a preferential cash dividend (a "Preferential Dividend"), if any, on the first day of January, April, July and October, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to $1.00 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each whole outstanding share of Series A Preferred Stock, a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and the second sentence of this paragraph are hereinafter referred to as "Participating Dividends." As used herein, the "Formula Number" shall be 100; provided, however, that if at any time after August 21, 1998, the Corporation shall (i) declare or pay any dividend or make any distribution on the Common Stock, payable in shares of Common Stock, (ii) subdivide (by a stock split or otherwise), the outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the Formula Number in effect immediately prior to such event shall be adjusted to a number determined by multiplying the Formula Number then in effect by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after August 21, 1998, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification, or change so that each share or Series A Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

          (b) The Corporation shall declare each Participating Dividend immediately prior to or at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend shall have been paid.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3.     Voting Rights.  The holders of shares of Series A Preferred
                    -------------
Stock shall have the following voting rights:

          (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

          (b) Except as otherwise provided herein, in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.     Certain Restrictions.
                    --------------------

          (a) Whenever Preferential Dividends or Participating Dividends are in arrears or the Corporation shall be in default in payment thereof, thereafter and until all accrued and unpaid Participating Dividends and Preferential Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set aside for payment in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions on or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on the shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior or on a parity (either as to dividends or upon liquidation, dissolution or winding up) to or with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior or parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5.     Reacquired Shares.  Any shares of Series A Preferred Stock
                    -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Amendment or Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6.     Liquidation, Dissolution or Winding Up.  Upon any voluntary
                    --------------------------------------
or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $0.01 per whole share, or (ii) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of Series A Preferred Stock shares are entitled under clause (a)(i) of this sentence and to which the holders of such parity shares are entitled in each case upon such liquidation, dissolution or winding up.

     Section 7.     Consolidation, Merger, etc.  If the Corporation shall enter
                    ---------------------------
into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that both this Section 7 and
Section 2 appear to apply to a transaction, this Section 7 shall control.

     Section 8.     Effective Time of Adjustments.
                    -----------------------------

          (a) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

          (b) The Corporation shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect on any such shares of any adjustment to the dividend rights or rights upon liquidation, dissolution or winding up of the Corporation required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

     Section 9.     No Redemption.  The shares of Series A Preferred Stock shall
                    -------------
not be redeemable.

     Section 10.    Rank.  Unless otherwise provided in the Restated Certificate
                    ----
of Incorporation or a Certificate of Designation relating to a subsequent series of Preferred Stock of the Corporation, the Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

     Section 11.    Fractional Shares.  The Series A Preferred Stock shall be
                    -----------------
issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredths (1/100ths) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-hundredths (1/100ths) of a share or any integral multiple thereof, or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

     Section 12.    Amendment.  The Certificate of Incorporation of the
                    ---------
Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          IN WITNESS WHEREOF, FILM ROMAN, INC. has caused this Certificate to be signed this 21st day of August, 1998.



                                    ______________________________
                                    By:  David Pritchard
                                    Its: Chief Executive Officer

                                                                       Exhibit B
                                                                       ---------



                          FORM OF RIGHTS CERTIFICATE

Certificate No. R-                                           ____________ Rights



     NOT EXERCISABLE AFTER AUGUST 31, 2008 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID AND NON-TRANSFERABLE.


                               RIGHT CERTIFICATE

                               FILM ROMAN, INC.

     This certifies that __________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of August 21, 1998 (the "Rights Agreement") between Film Roman, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Corporation as Rights Agent (the "Rights Agent"), unless the rights evidenced hereby shall have been previously redeemed by the Company, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. New York time on August 31, 2008, at the principal office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent or its successors as Rights Agent, one one-hundredth (1/100th) of a fully paid and non-assessable share of Series A Preferred Stock, par value $0.01 per share (the "Preferred Stock") of the Company, at a cash purchase price of $12.00 per one one-hundredth (1/100th) of a share of Preferred Stock, as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the form of election to purchase and the related certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of fractional shares of Preferred Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of September 1, 1998 based on the shares of Preferred Stock as constituted at such date.

     As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, and in certain circumstances may be exercised to purchase securities other than shares of Preferred Stock or securities of issuers other than the Company.

     If the Rights evidenced by this Rights Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall be null and void and nontransferable and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Company and the Rights Agent and are available free of charge upon written request mailed to the Company at:

                    Film Roman, Inc.
                    12020 Chandler Boulevard
                    North Hollywood, California  91607
                    Attention: President

     This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Board of Directors at a redemption price of $.001 per Right (payable in cash or other consideration) appropriately adjusted as provided in the Rights Agreement at any time prior to the earlier to occur of (i) 10 days after a Stock Acquisition Date (as defined in the Rights Agreement), and (ii) the Final Expiration Date.

     No fractional shares of Preferred Stock (other than integral multiples of one one-hundredths (1/100ths) of a share, which may, at the election of the Company, be evidenced by depositary receipts) will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company.

     Dated as of ______________, ____       FILM ROMAN, INC.


______________________________              By____________________________
Secretary                                   Title:

Countersigned:

______________________________

______________________________
as Rights Agent


By____________________________
   Authorized Officer

                    [On Reverse Side of Rights Certificate]

                         FORM OF ELECTION TO PURCHASE

                 (To be executed if holder desires to exercise
                 Rights represented by the Right Certificate.)

To:  FILM ROMAN, INC.


     The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase one one-hundredth (1/100th) of a share of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________

     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________



OPTIONAL ELECTION TO EXERCISE WITHOUT PAYMENT OF CASH:


With respect to the exercise of ______________ of the Rights specified above, the undersigned hereby elects to exercise such Rights without payment of cash and to receive a number of one one-hundredth (1/100th) of a share of Preferred Stock or other securities having a value (as determined pursuant to the Rights Agreement) equal to the difference between (i) the value of the Preferred Stock or other securities that would have been issuable upon exercise thereof upon payment of the Purchase Price as provided in the Rights Agreement, and (ii) the amount of such Purchase Price.


Dated:  ____________________, ____


                                            ______________________________
                                            Signature

Signature Guaranteed:



                                  CERTIFICATE
                                  -----------


     The undersigned hereby certifies by checking the appropriate boxes that:

     1. the Rights evidenced by this Right Certificate ____are ____are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

     2. after due inquiry and to the best knowledge of the undersigned, it ____did ____did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:  ______________, ____                ______________________________
                                                      Signature

Signature Guaranteed:



                                    NOTICE
                                    ------

     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                              FORM OF ASSIGNMENT
                              ------------------


               (To be executed by the registered holder if such holder desires to transfer the Right Certificate)


     FOR VALUE RECEIVED _________________________________________ hereby sells, assigns and transfers unto


________________________________________________________________________________
                 (Please print name and address of transferee)

________________________________________________________________________________

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer the within Right Certificate on the books of Film Roman, Inc., with full power of substitution.

Dated:  ____________________, ____



                                            ______________________________
                                            Signature

Signature Guaranteed:



                                  CERTIFICATE
                                  -----------


     The undersigned hereby certifies by checking the appropriate boxes that:

     1. the Rights evidenced by this Right Certificate ____are ____are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

     2. after due inquiry and to the best knowledge of the undersigned, it ____did ____did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:  ______________, ____                ______________________________
                                                      Signature

Signature Guaranteed:



                                    NOTICE
                                    ------

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit C
                                                                      ----------


                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK


     On August 12, 1998, the Board of Directors of Film Roman, Inc. (the "COMPANY") adopted a Stockholder Rights Plan (the "RIGHTS PLAN"). The purpose of the Rights Plan is to deter certain coercive takeover tactics and enable the Board of Directors to represent effectively the interests of stockholders in the event of a takeover attempt. The Rights Plan does not deter negotiated mergers or business combinations that the Board of Directors determines to be in the best interests of the Company and its stockholders.

     To implement the Rights Plan the Board of Directors declared a dividend of one preferred share purchase right (a "RIGHT") for each outstanding share of common stock (the "COMMON SHARES") of the Company. The dividend was paid on September 1, 1998 to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock of the Company, par value $.01 per share (the "PREFERRED SHARES"), at a price of $12 per one one-hundredth of a Preferred Share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "RIGHTS AGREEMENT") between the Company and American Stock Transfer & Trust Corporation, as Rights Agent.

RIGHTS ATTACH TO COMMON SHARES INITIALLY

     Initially and until a Distribution Date (as defined below) occurs, the Rights are attached to all Common Shares and no separate Rights certificates will be issued. During this initial period,

     .    the Rights are not exercisable;
     . the Rights are transferred with the Common Shares and are not transferable separately from the Common Shares;
     . new Common Share certificates or book entry shares issued will contain a notation incorporating the Rights Agreement by reference; and
     . the transfer of any Common Shares will also constitute the transfer of the Rights associated with those Common Shares.

DISTRIBUTION OF RIGHTS

     Separate certificates evidencing the Rights will be mailed to holders of record of the Common Shares on the "DISTRIBUTION DATE." The Distribution Date is the earlier to occur of the following three events (or such later date as may be determined by the Board of Directors, upon approval by a majority of Continuing Directors as defined below):

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     .    the tenth day after a public announcement that a person or group of affiliated or associated persons has become an Adverse Person or has acquired 15% or more of the outstanding Common Shares (thereby becoming an "ACQUIRING PERSON" under the Rights Plan); or

     . the tenth day after the commencement of a tender offer or exchange offer, or an announcement of a person's intent to commence a tender or exchange offer, that would result in a person or group beneficially owning 15% or more of the outstanding Common Shares; or

     . the tenth day after the filing by any person of a registration statement with respect to a contemplated exchange offer to acquire beneficial ownership of 15% or more of the outstanding Common Shares.

     Acquisitions by the following persons will not result in the person becoming an Acquiring Person: The Company, any subsidiary or employee benefit plan of the Company, or Phil Roman but only to the extent Mr. Roman acquires additional Common Shares as a result of the exercise of stock options granted to him by the Company.

     After the Distribution Date, the Rights will be tradable separately from the Common Shares. After the Distribution Date and after the Company's right to redeem (as described below) has expired, the Rights will be exercisable in two different ways depending on the circumstances as set forth below.

RIGHT TO PURCHASE COMPANY STOCK

          Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share that may be purchased upon exercise of each Right should approximate the value of one Common Share. For convenience, the discussion relating to the Right to Purchase Company Stock and the Right to Purchase Acquiring Person Stock, each immediately below, is expressed in terms of the exercise of a Right to purchase Common Shares.

     If a person or group acquires 15% or more of the outstanding Common Shares (thereby becoming an Acquiring Person) and the Company's redemption right has expired, each holder of a Right (except those held by the Acquiring Person and its affiliates and associates) will have the right to purchase, upon exercise, Common Shares having a value equal to two times the exercise price of the Right. In other words, the Rights holders other than the Acquiring Person may purchase Common Shares at a 50% discount.

     For example, at the exercise price of $12 per Right, each Right not owned by an Acquiring Person would entitle its holder to purchase $24 worth of Common Shares (or other consideration, as noted above) for $12. Assuming a value of $1.50 per Common Share at such time, the holder of each valid Right would be entitled to purchase 16 Common Shares for $12.

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RIGHT TO PURCHASE ACQUIRING PERSON STOCK

     Alternatively, if, in a transaction not approved by the Board of Directors and the Continuing Directors, the Company is acquired in a merger or other business combination or 50% or more of its assets or earning power are sold after a person or group has become an Acquiring Person, and the Company's redemption right has expired, proper provision will be made so that each holder of a Right will thereafter have the right to purchase, upon exercise, that number of shares of common stock of the acquiring company as have a market value of two times the exercise price of the Right. In other words, a Rights holder may purchase the acquiring company's common stock at a 50% discount.

EXCHANGE OF COMPANY STOCK FOR RIGHTS

     At any time after any person or group becomes an Acquiring Person and before the Acquiring Person acquires 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person which will have become void), in whole or in part, for Common Shares for consideration per Right consisting of one-half of the securities that otherwise would be issuable.

REDEMPTION

     The Rights are redeemable by the Company, in whole but not in part, at a price of $.001 per Right at any time up to and including the tenth day after the time that a person or a group has become an Acquiring Person, subject to extension of this redemption period by the Board of Directors. Immediately upon redemption, the right to exercise will terminate and the only right of holders will be to receive the redemption price.

EXPIRATION OF RIGHTS

     The Rights will expire on August 31, 2008 unless the expiration date is extended by amendment as described below or unless the Rights are earlier redeemed or exchanged by the Company as described above.

AMENDMENTS

     Prior to a Distribution Date, the terms of the Rights may be amended by the Board of Directors in its discretion without the consent of the Rights holders. After a Distribution Date, the Board of Directors may, subject to certain limitations, amend the Rights Agreement to clarify or resolve any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Rights Agreement or to make other changes that do not adversely affect the interests of the Rights holders (excluding the interests of Acquiring Persons).

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MISCELLANEOUS

     "CONTINUING DIRECTOR" means a member of the Board of Directors, who is not an Acquiring Person or a representative or nominee of an Acquiring Person, and who either (i) was a member of the Board of Directors on the date of the Rights Agreement or (ii) thereafter became a member of the Board of Directors, and whose nomination for election or reelection to the Board of Directors was recommended or approved by a majority of the Continuing Directors then on the Board of Directors.

     "ADVERSE PERSON" shall mean any Person other than an Exempt Person who is declared to be an Adverse Person by the Board of Directors upon a determination that such Person, alone or together with its affiliates and associates, has, at any time after the Declaration Date, become the beneficial owner of a number of Common Shares that the Board of Directors determines to be substantial (which amount shall in no event be less than 10% of the then outstanding Common Shares) and a determination by a majority of the Board of Directors after reasonable inquiry and investigation, that (i) such beneficial ownership by such Person is intended to cause the Company to repurchase the Common Shares beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interest of the Company and its stockholders would not be served by taking such action or entering into such transaction or series of transactions at that time, or (ii) such beneficial ownership is causing or reasonably likely to cause a material adverse impact on the business or prospects of the Company.

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are subject to adjustment under certain circumstances.

     Until a Right is exercised, a Rights holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated August 31, 1998. A copy of the Rights Agreement is available to Rights holders free of charge upon request to the Corporate Secretary of the Company.

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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